UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

EARGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 24, 2022, Eargo, Inc. (the “Company”) and its subsidiaries entered into a note purchase agreement (the “Note Purchase Agreement”) with noteholders (the “Noteholders”) affiliated with Patient Square Capital (“Patient Square”) and Drivetrain Agency Services, LLC, as administrative agent and collateral agent.

In addition, on June 24, 2022, the Company and the Noteholders entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) pursuant to which, among other things, the Company granted the Noteholders certain governance, information and other rights.

As previously disclosed, the Note Purchase Agreement required the Company to complete a rights offering (the “Rights Offering”), which closed on November 23, 2022. Pursuant to the terms of the Investors’ Rights Agreement, Patient Square is entitled to nominate the number of directors to the Company’s board of directors (the “Board”) that is proportionate to Patient Square’s ownership of the Company, rounded up to the nearest whole number (and shall in no event be less than one).

On December 2, 2022, each of Josh Makower, M.D., Douglas Hughes and A. Brooke Seawell tendered their resignations from the Board, each effective as of December 7, 2022. The departures of Dr. Makower, Mr. Hughes, and Mr. Seawell were not the result of any disagreement regarding the Company’s operations, policies or practices.

On December 2, 2022, upon nomination by Patient Square, the Board appointed Trit Garg, M.D. as a Class I director (with a term expiring at the 2024 annual meeting of stockholders) and as a member of both the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), Karr Narula as a Class III director (with a term expiring at the 2023 annual meeting of stockholders) and Justin Sabet-Peyman as a Class II director (with a term expiring at the 2025 annual meeting of stockholders) and as chair of both the Compensation Committee and the Nominating Committee, in each case effective upon the resignations of Dr. Makower, Mr. Hughes and Mr. Seawell on December 7, 2022, to fill the newly created vacancies. Each of Dr. Garg, Mr. Narula and Mr. Sabet-Peyman was appointed to serve until the end of their respective terms or until each of their respective successors is elected and qualified or until each of their respective earlier deaths, resignations or removals.

Each of Dr. Garg, Mr. Narula and Mr. Sabet-Peyman was appointed to the Board as a nominee of Patient Square pursuant to the Investors’ Rights Agreement, a copy of which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 27, 2022. There is no other arrangement or understanding between Dr. Garg, Mr. Narula or Mr. Sabet-Peyman, on the one hand, and any other person, on the other, pursuant to which each was selected as a director of the Company and there are no family relationships between Dr. Garg, Mr. Narula or Mr. Sabet-Peyman, on the one hand, and any of the Company’s directors or executive officers, on the other. Other than the Note Purchase Agreement and related transactions, there are no transactions to which the Company is a party and in which Dr. Garg, Mr. Narula or Mr. Sabet-Peyman has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In addition, on December 2, 2022, the Board authorized an increase to the size of the Board from six to seven members and appointed Donald Spence as a Class II director and as a member of the Audit Committee of the Board to fill the vacancy resulting from the increase in Board size, effective as of December 7, 2022. Mr. Spence’s term as director will expire at the 2025 annual meeting of stockholders or until his successor is elected and qualified or his earlier death, resignation or removal. Mr. Spence will serve as Chair of the Board, effective December 7, 2022.

There is no arrangement or understanding between Mr. Spence, on the one hand, and any other person, on the other, pursuant to which he was selected as a director of the Company and there are no family relationships between Mr. Spence, on the one hand, and any of the Company’s directors or executive officers, on the other. There are no transactions to which the Company is a party and in which Mr. Spence has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation program, as modified by the Board on December 2, 2022, as a non-employee director, each of Dr. Garg, Mr. Narula, Mr. Sabet-Peyman and Mr. Spence will automatically be granted under the Company’s 2020 Incentive Award Plan an option to purchase that number of shares of the Company’s common stock calculated by dividing $200,000 by the per share grant date fair value of the option, provided, that the price per share at which the grant date fair value will be calculated is the greater of $3 or the 30 trading day average closing price of the Company’s common stock as of December 6, 2022.  In addition, on the date of each annual meeting of the Company’s stockholders, each non-employee director who will continue to serve as a non-employee director following the annual meeting will automatically be granted an option to purchase that number of shares of the Company’s common stock calculated by dividing (i) $120,000 by (ii) the per share grant date fair value of the option, calculated based on the 30 trading day average closing price of the Company’s common stock as of the trading day immediately preceding the date of grant. Each of Dr. Garg, Mr. Narula, Mr. Sabet-Peyman and Mr. Spence will receive an annual cash retainer in the amount of $40,000 per year for Board service. Mr. Spence will be entitled to receive additional annual cash retainers in the amount of $35,000 and $10,000 per year for his service as Chair of the Board and a member of the Audit Committee of the Board, respectively, Mr. Sabet-Peyman will be entitled to additional cash retainers of $15,000 and $10,000 per year for his service as Chair of the Compensation Committee and the Nominating Committee, respectively, and Dr. Garg will be entitled to additional annual cash retainers in the amount of $7,500 and $5,000 per year for his service on the Compensation Committee and Nominating Committee, respectively.

In addition, Dr. Garg, Mr. Narula and Mr. Sabet-Peyman have entered into an indemnification agreement, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2022, and Mr. Spence has entered into the Company’s standard indemnification and advancement agreement for directors and executive officers, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 25, 2020.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release, dated December 7, 2022, announcing the appointment of Dr. Garg and Messrs. Narula, Sabet-Peyman and Spence to the Board is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 7, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	EARGO, INC.

	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer